SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 21, 2005
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                          FIRST MONTAUK FINANCIAL CORP.
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               (Exact name of Registrant as specified in charter)


       New Jersey                   0-6729                    22-1737915
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(State or other jurisdic-        (Commission                 (IRS Employer
 tion of incorporation)          File Number)              Identification No.)

Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, N.J.      07701
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code  (732) 842-4700
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         (Former name or former address, if changed since last report.)

Item 8.01.  Other Events

     The Company has received notices that holders of $1,455,000 of convertible debentures have elected to convert their debentures into shares of common stock in accordance with the terms of the debentures. The debentures were sold in private placements in 2002 and 2003. Since many of the conversion notices were dated two months prior to receipt by the Company of the conversion notices, the Company has asked the debenture holders for confirmation of their intent to convert after providing additional information. The Company anticipates that an additional $170,000 of convertible debentures will be converted. The Company has or will be issuing 3,250,000 shares of Common Stock in response to these conversion requests. The debentures are convertible at $.50 per share.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005                 First Montauk Financial Corp.
                                        (Registrant)



                                        By /s/ William J. Kurinsky
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                                          William J. Kurinsky
                                          Chief Executive Officer